UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________

SCHEDULE 14A

_____________________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ______)

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Section 240.14a-12

BM Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

______________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(I) and 0-11.

BM Technologies, Inc.

201 King of Prussia Road, Suite 650
Wayne, PA 19087

April 29, 2024

Dear Stockholder:

You are cordially invited to participate in BM Technologies, Inc.’s 2024 Annual Meeting of Stockholders to be held virtually on June 20, 2024 at 10:00 a.m. Eastern Time, at the following website: https://www.cstproxy.com/bmtechnologies/2024. The Notice of Annual Meeting and proxy statement accompanying this letter provide an outline of the business to be conducted at the meeting.

It is important that your shares be represented at the Annual Meeting. If you are unable to participate in the meeting, we urge you to vote your shares over the internet or by completing, signing, dating, and returning your proxy card or voting instruction form so that your shares will be represented at the Annual Meeting. Instructions for voting are described in the Notice, the Proxy Statement, and the proxy card. We urge you to complete, sign, date, and return your proxy card or authorize your proxy through the internet as soon as possible even if you currently plan to participate in the Annual Meeting. This will not prevent you from voting virtually but will ensure that your vote is counted if you are unable to participate in the meeting.

In 2023 we committed to a profit enhancement plan that reduced 2023 core operating expenses by approximately $9.5 million. The Company consistently had quarter-over-quarter improved EBITDA. Additionally, in December, the Company completed the transfer of the Higher Education customer deposits to our new partner bank, First Carolina Bank (“FCB”). The transfer is expected to increase the Company’s annualized interchange revenue. The Company serviced deposits have slightly decreased from 2022 to approximately $0.8 billion, although debit account spend has remained consistent at $3 billion.

Going into 2024, we believe we are better positioned for growth and profitability this year and over the long term. We expect further savings from the profit enhancement plan that began in 2023 and higher revenues from our switch to our new partner bank, FCB. Additionally, we have made significant investments to upgrade our technology platform, positioning us to deepen customer relationships, increase customer lifetime value and unlock new revenue streams. Most importantly, we have enhanced our leadership team by appointing Ajay Asija as Chief Financial Officer. Mr. Asija has over 25 years of experience as a financial professional, with a significant focus in the financial technology (“FinTech”) industry. The Company will leverage his extensive FinTech and banking network for partnership opportunities to drive growth and to ensure best practices for our finance and accounting teams.

We believe that our solid foundation for growth distinguishes us from other FinTech companies. With an established base of customers, deposits, partnerships, and a robust and flexible technology platform, our leadership team remains excited about our growth opportunities for both our existing business and new opportunities!

Thank you for your investment in and ongoing support of our Company. We appreciate your confidence and will continue to work to build long-term shareholder value while remaining committed to innovation, building great products, and serving our customers and team members at the highest levels.

Sincerely yours,

Luvleen Sidhu
Founder, Chief Executive Officer and Chair

i

BM TECHNOLOGIES, INC.
201 King of Prussia Road, Suite 650
Wayne, PA 19087

NOTICE OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 20, 2024 AT 10:00 A.M. ET
Online Meeting Only — No Physical Meeting Location
https://www.cstproxy.com/bmtechnologies/2024

To the Stockholders of BM Technologies, Inc.:

The 2024 Annual Meeting of Stockholders of BM Technologies, Inc. (the “Company”) will be conducted virtually on June 20, 2024, at 10:00 a.m. (Eastern Time), at the following website: https://www.cstproxy.com/bmtechnologies/2024, for the following purposes:

1.      To elect, as described in the proxy statement, two Class I directors nominated for a term to expire at the 2027 Annual Meeting and one Class II director nominated for a term to expire at the 2025 Annual Meeting (Proposal No. 1);

2.      To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal No. 2); and

3.      To transact such other business as may properly come before the meeting, or any adjournments or postponements thereof.

This year, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Accordingly, most stockholders will not receive printed copies of our proxy materials. We are instead mailing a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials and voting via the Internet (the “Notice”). This delivery method allows us to conserve natural resources and reduce the cost of delivery while also meeting our obligations to you, our stockholders, to provide information relevant to your continued investment in the Company. If you received the Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions in the Notice for requesting those materials. We encourage you to review the proxy materials and vote your shares.

You or your proxyholder can participate, vote, and examine our stockholder list at the virtual annual meeting by visiting https://www.cstproxy.com/bmtechnologies/2024 and using the control number included on your proxy card or voting instruction form. You have the right to receive notice of and to vote at the meeting if you were a stockholder of record at the close of business on April 26, 2024. Whether or not you expect to participate in the virtual meeting, please vote by signing the enclosed proxy card and returning it promptly or by authorizing your proxy through the internet. If a broker or other nominee holds your shares in “street name,” your broker has enclosed a voting instruction form, which you should use to vote those shares. The voting instruction form indicates whether you have the option to vote those shares by using the internet. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of the proxies by the Company.

By order of the Board of Directors,

Ajay Asija
Chief Financial Officer

Wayne, Pennsylvania
April 29, 2024

This is an important meeting. To ensure proper representation at the meeting, please indicate your vote as to the matters to be acted on at the meeting by following the instructions provided in Notice, the Proxy Statement, and the proxy card. Even if you vote your shares prior to the meeting, you still may participate in the meeting and vote your shares virtually.

ii

BM TECHNOLOGIES, INC.
201 King of Prussia Road, Suite 650
Wayne, PA 19087

PROXY STATEMENT

2024 Virtual Annual Meeting of Stockholders
To Be Held on June 20, 2024 at 10:00 a.m. ET
Online Meeting Only — No Physical Meeting Location
https://www.cstproxy.com/bmtechnologies/2024

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of BM Technologies, Inc. (the “Company,” “BMTX”, “we,” “us” or “our”) for use at our 2024 Annual Meeting of Stockholders to be conducted virtually via live webcast on June 20, 2024, at 10:00 a.m. (Eastern Time), and at any adjournments thereof (the “Annual Meeting”). You or your proxyholder can participate, vote, and examine our stockholder list at the virtual annual meeting by visiting https://www.cstproxy.com/bmtechnologies/2024 and using the control number included on your proxy card or voting instruction form.

This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”) are available to stockholders at https://ir.bmtxinc.com. On or about April 29, 2024, we will begin mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on (a) how to access and review this Proxy Statement and the Annual Report via the Internet and (b) how to obtain printed copies of this Proxy Statement, the Annual Report and a proxy card. The Notice also explains how you may submit your proxy over the Internet. If you received a Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice.

We encourage you to vote your shares, either by voting virtually at the Annual Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you vote over the internet, or by completing, signing, dating, and returning your proxy card or voting instruction form, and we receive your vote in time for the meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the election of the nominees as director and FOR the other matters listed in the accompanying Notice of Annual Meeting of Stockholders.

Your vote is important. Whether or not you plan to participate in the Annual Meeting, please promptly vote your shares over the Internet, or by completing, signing, dating, and returning your proxy card or voting instruction form prior to the Annual Meeting so that your shares will be represented at the Annual Meeting. Instructions for voting are described in the Notice, the Proxy Statement and the proxy card.

Important notice regarding the availability of proxy materials for the annual stockholder meeting to be held on June 20, 2024:

The Notice of Annual Meeting, proxy statement, proxy card and our Annual Report for the fiscal year ended December 31, 2023 are available at the following internet address: https://ir.bmtxinc.com.

INFORMATION ABOUT THE MEETING

When is the Annual Meeting?

The Annual Meeting will be conducted virtually on June 20, 2024, at 10:00 a.m. (Eastern Time).

Where will the Annual Meeting be held?

There is no physical location for the Annual Meeting, which will be conducted virtually via live webcast at https://www.cstproxy.com/bmtechnologies/2024.

What items will be voted on at the Annual Meeting?

There are two matters scheduled for a vote:

1.      To elect two Class I directors nominated for a term to expire at the 2027 Annual Meeting and one Class II director nominated for a term to expire at the 2025 Annual Meeting (Proposal No. 1); and

2.      To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal No. 2).

In addition, stockholders will also consider and transact such other business as may properly come before the meeting, or any adjournments or postponements thereof.

As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the Annual Meeting.

What are the recommendations of the Board of Directors?

Our Board of Directors recommends that you vote:

“FOR” the election of the two Class I director nominees and the one Class II director nominee named herein to serve on the Board of Directors; and

“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Will the Company’s directors be in attendance at the Annual Meeting?

The Company encourages, but does not require, its directors to attend annual meetings of stockholders. The Company expects all its directors to attend the Annual Meeting virtually. Last year, four of our directors at the time attended the meeting virtually.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Under rules adopted by the SEC, we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a Notice in the mail. Instead of mailing printed copies of the proxy materials to our stockholders, we are mailing the Notice to instruct stockholders on how to access and review the Proxy Statement and Annual Report over the Internet at https://irbmtxinc.com. The Notice also instructs stockholders on how they may submit their proxy over the Internet or via phone. If you received a Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions in the Notice for requesting these materials.

INFORMATION ABOUT VOTING

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date, April 26, 2024, are entitled to receive notice of the Annual Meeting and to vote the shares for which they are stockholders of record on that date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. As of the close of business on April 26, 2024, we had 12,052,560 shares of common stock outstanding.

How do I vote?

With respect to Proposal No. 1, you may either vote “FOR” each of the Class I nominees and the Class II nominee to the Board of Directors, or you may vote “WITHHOLD AUTHORITY” for the nominees. For Proposal No. 2, you may vote “FOR” or “AGAINST,” or abstain from voting altogether. The procedures for voting are fairly simple:

Stockholders of Record: Shares Registered in Your Name.    If on April 26, 2024, your shares were registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. If you are a stockholder of record, you may vote virtually at the Annual Meeting or vote by giving us your proxy. You may give us your proxy submitting it over the internet or by completing, signing, dating, and returning your proxy card. Whether or not you plan to participate in the Annual Meeting, we urge you to give us your proxy through the Internet, or by completing, signing, dating, and returning your proxy card or voting instruction form, to ensure your vote is counted. You may still participate in the Annual Meeting and vote virtually if you have already voted by proxy or have otherwise given your proxy authorization.

•        VIRTUALLY:    To vote virtually, participate in the Annual Meeting, and submit your vote via the website.

•        BY MAIL:    If you received a proxy card by mail and choose to vote by mail, simply complete, sign and date the enclosed proxy card and return it promptly in the postage paid envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank.    If on April 26, 2024, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization. If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may be able to vote over the internet as instructed by your broker or bank. To vote virtually at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy card.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock for which you are the stockholder of record as of April 26, 2024.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please provide a response for each proxy card you receive to ensure that all your shares are voted.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted: “FOR” the election of the two Class I director nominees and one Class II director nominee named herein to serve on the Board of Directors and “FOR” the ratification of the appointment of KPMG LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares as recommended by the Board of Directors or, if no recommendation is given, will vote your shares using his or her discretion.

Can I change my vote after submitting my proxy card?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of three ways:

•        You may change your vote using the same method that you first used to vote your shares;

•        You may send a written notice that you are revoking your proxy to BM Technologies, Inc., 201 King of Prussia Road, Suite 650, Wayne, Pennsylvania, Attention: Ajay Asija, Chief Financial Officer; or

•        You may participate in the Annual Meeting and vote virtually. Simply participating in the Annual Meeting, however, will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “FOR” and “WITHHOLD AUTHORITY” votes with respect to Proposal No. 1, and “FOR,” “AGAINST” and “ABSTAIN” votes with respect to Proposal No. 2. A broker non-vote occurs when a nominee, such as a brokerage firm, bank, dealer, or other similar organization, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. In the event that a broker, bank, custodian, nominee, or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a brokerage firm, bank, dealer, or other similar organization, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. We believe that Proposal No. 1 (election of directors) is a non-routine proposal. Since this proposal to be voted on at the Annual Meeting is not a routine matter, the broker or nominee that holds your shares will need to obtain your authorization to vote those shares and will enclose a voting instruction form with this proxy statement. The broker or nominee will vote your shares as you direct on their voting instruction form, so it is important that you include voting instructions.

Abstentions will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting but not as a vote cast on any matter.

How many votes are needed to approve each proposal?

The following table describes the voting requirement for each proposal:

Proposal 1	Election of two Class I Directors and one Class II Director

Directors are elected by a plurality, meaning that the three nominees receiving the most “FOR” votes, among votes properly cast virtually or by proxy, will be elected, even if they receive approval from less than a majority of the votes cast. Because the nominees are running unopposed, all nominees are expected to be elected as directors, as all nominees who receive votes in favor will be elected, while broker non-votes and votes not cast or voted “WITHHOLD AUTHORITY” will have no effect on the election outcome.

Proposal 2	Ratification of the appointment of KPMG LLP as independent registered public accounting firm for the fiscal year ending December 31, 2024	This proposal must be approved by a majority of votes cast by the stockholders present in person or represented by proxy and entitled to vote at the Annual Meeting.

How many shares must be present to constitute a quorum for the Annual Meeting?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented by stockholders present at the Annual Meeting or by proxy. On April 26, 2024, the record date, there were 12,052,560 shares outstanding and entitled to vote. Thus, 6,026,281 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote virtually at the Annual Meeting. Abstentions will be counted towards the quorum requirement.

If a quorum is not present at the Annual Meeting, or if a quorum is present but there are not enough votes to approve one or more of the proposals, the person named as chair of the Annual Meeting may adjourn the meeting to permit further solicitation of proxies. A stockholder vote may be taken on one or more of the proposals in this proxy statement prior to any such adjournment if there are sufficient votes for approval on such proposal(s).

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K that we expect to file with the Securities and Exchange Commission within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

ADDITIONAL INFORMATION

How and when may I submit a stockholder proposal for the Company’s 2025 Annual Meeting?

We will consider for inclusion in our proxy materials for the 2025 Annual Meeting of Stockholders, stockholder proposals that are received at our executive offices, in writing, no later than 5:00 p.m. (Eastern Time) on December 30, 2024, and that comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Proposals must be sent to our Corporate Secretary at BM Technologies, Inc., 201 King of Prussia Road, Suite 650, Wayne, Pennsylvania 19087.

Pursuant to our bylaws, stockholders wishing to nominate persons for election as directors or to introduce an item of business at an annual meeting that are not to be included in our proxy materials must have given timely notice thereof in writing to our Corporate Secretary. To be timely for the 2025 Annual Meeting of Stockholders, you must notify our Corporate Secretary, in writing, no earlier than February 20, 2025, and no later than 5:00 p.m. (Eastern Time) on March 22, 2025. We also advise you to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations, including the different notice submission date requirements in the event that the date of the notice for the 2025 Annual Meeting of Stockholders is more than 30 days before or 60 days after the first anniversary of the date of the 2024 Annual Meeting. In accordance with our bylaws, our board or chair of the 2025 Annual Meeting of Stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting.

Pursuant to the Company’s bylaws, among other things, a stockholder’s notice shall set forth information as to the stockholder giving notice, as well as to each individual whom the stockholder proposes to nominate for election or reelection as a director:

•        the name, age, business address and residence address of such individual;

•        the principal occupation or employment of the individual;

•        the class, series and number of any shares of stock of the Company that are owned beneficially or of record by such individual;

•        all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Section 14 under the Exchange Act (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

Additionally, the stockholder giving notice must include a description of all arrangements and understandings relating to the nomination to be made and a representation that such stockholder or a qualified representative of such stockholder intends to appear in person or by proxy at the meeting to nominate such person or persons named in the notice. All nominees properly submitted to the Company (or which the nominating and corporate governance committee otherwise elects to consider) will be evaluated and considered by the members of the nominating and corporate governance committee using the same criteria as nominees identified by the nominating and corporate governance committee itself.

How can I obtain the Company’s Annual Report on Form 10-K?

A copy of our 2023 Annual Report on Form 10-K for the fiscal year ended December 31, 2023 is available at https://ir.bmtxinc.com. You also can obtain copies without charge at the SEC’s website at www.sec.gov. Our 2023 Annual Report is not incorporated into this proxy statement and shall not be considered proxy solicitation material.

We will also mail to you without charge, upon written request, a copy of any specifically requested exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Requests should be sent to: Corporate Secretary, BM Technologies, Inc., 201 King of Prussia Road, Suite 650, Wayne, Pennsylvania 19087. A copy of our Annual Report on Form 10-K has also been filed with the Securities and Exchange Commission, or the SEC and may be accessed from the SEC’s homepage (www.sec.gov).

Who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies. The Company may engage a third-party proxy solicitor. The proxy solicitor may call you and ask you to vote your shares. The proxy solicitor will not attempt to influence how you vote your shares, but only ask that you take the time to cast a vote. You may also be asked if you would like to have your vote transmitted to our proxy tabulation firm.

In addition to these written proxy materials, directors, officers and employees of BM Technologies, Inc. may also solicit proxies in person, by telephone or by other means of communication; however, the directors, officers and employees of BM Technologies, Inc. will not be paid any additional compensation for soliciting proxies. In addition to the solicitation of proxies via mail, proxies may be solicited in person and/or by telephone or facsimile transmission by any proxy solicitor, directors, officers, or employees of BM Technologies, Inc.

The Company may also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.

How many copies should I receive if I share an address with another stockholder?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.

Under this procedure, brokers are permitted to deliver a single copy of our Notice and, as applicable, any additional proxy materials that are delivered until such time as one or more of these shareholders notifies their broker that they want to receive separate copies. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and Annual Report, or if you are receiving multiple copies of the proxy statement and Annual Report and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you are a stockholder of record. You can notify us by sending a written request to: Corporate Secretary, BM Technologies, Inc., 201 King of Prussia Road, Suite 650, Wayne, Pennsylvania 19087, or by calling (877) 327-9515. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Annual Report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

Whom should I contact if I have any questions?

If you have any questions about voting your shares or about the Annual Meeting, these proxy materials, or your ownership of our common stock, please contact Ajay Asija, Chief Financial Officer, 201 King of Prussia Road, Suite 650, Wayne, Pennsylvania 19087, Telephone: (877) 327-9515.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Board of Directors presently has seven members. Our Board of Directors is divided into three classes. Each class has a three-year term. Class I directors hold office for a term expiring at the Annual Meeting of Stockholders to be held in 2024, Class II directors hold office for a term expiring at the Annual Meeting of Stockholders to be held in 2025 (with the exception of Michael Pavone, who will be nominated at this Annual Meeting for a one-year term until the Class II directors are elected in 2025) and Class III directors hold office for a term expiring at the Annual Meeting of Stockholders to be held in 2026. Each director holds office for the term to which he or she is elected and until his or her successor is duly elected and qualified. Vacancies on the Board of Directors may be filled by persons elected by a majority of the remaining directors and nominated by the nominating and corporate governance committee. A director elected by the Board of Directors to fill a vacancy in a class, including any vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. Messrs. Aaron Hodari and John Dolan are Class I directors; Ms. Marcy Schwab and Messrs. Michael Pavone and Mike Gill are Class II directors; and Ms. Luvleen Sidhu and Mr. Brent Hurley are Class III directors.

Director/Nominee(1)	Age	Class	Term Expires	Audit Committee	Nominating & Corporate Governance Committee	Compensation Committee
John Dolan(2)	67	I	2024	Chair
Aaron Hodari(2)	37	I	2024
Michael Pavone(3)	60	II	2025			✓
Marcy Schwab	52	II	2025	✓
Mike Gill	72	II	2025		✓	Chair
Luvleen Sidhu	38	III	2023
Brent Hurley	45	III	2023	✓	Chair

____________

(1)      This column reflects the current directors and nominees on the Board of Directors. The bolded individuals are the nominees.

(2)      Mr. Dolan and Mr. Hodari are nominated as Class I directors for terms to expire at the 2027 Annual Meeting.

(3)      Mr. Pavone is nominated as a Class II director for a term to expire at the 2025 Annual Meeting. On July 11, 2023, Mr. Pavone was appointed to fill a vacancy on the Board that resulted from the resignation of director A.J. Dunklau.

The Board of Directors has nominated (upon the recommendation of the nominating and corporate governance committee) two directors, Messrs. Dolan and Hodari, for election as Class I directors and one director, Mr. Pavone, for election as a Class II director, following his July 11, 2023 appointment by the Board to fill the vacancy from A.J. Dunklau’s resignation. If elected at the Annual Meeting, each of Mr. Dolan and Mr. Hodari would serve until the 2027 Annual Meeting of Stockholders and until his successor is elected and has qualified, or, if sooner, until his or her death, resignation, or removal. Similarly, if elected at the Annual Meeting, Mr. Pavone would serve until the 2025 Annual Meeting of Stockholders and until his successor is elected and has qualified, or, if sooner, until his or her death, resignation, or removal. Neither Mr. Dolan, Mr. Hodari, nor Mr. Pavone is being nominated as a director for election pursuant to any agreement or understanding between such person and the Company. Mr. Dolan, Mr. Hodari, and Mr. Pavone have all indicated their willingness to continue to serve if elected and have consented to be named as a nominee. It is our policy to encourage directors and nominees for director to attend the Annual Meeting.

The directors will be elected by a plurality of the votes cast at the meeting, which means that the three nominees receiving the highest number of votes will be elected. Any shares not voted, whether by withheld authority, broker non-votes, abstention or otherwise, will have no effect on the outcome of the election of directors. There are no cumulative voting rights with respect to the election of directors.

The Board of Directors recommends a vote “FOR” the election of all the nominees whose names are set forth on the following pages. A stockholder can vote for or withhold his or her vote from each nominee. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy for the election of the nominees named below. If a nominee should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person who is nominated as a replacement. The Board of Directors has no reason to believe that the Class I director nominees and the Class II director nominee named will be unable or unwilling to serve.

Information about the Nominees and Directors

Biographical information with respect to the Class I nominees and Class I nominee up for election at the Annual Meeting, as well as each of the other directors, and such person’s qualifications to serve as a director is set forth on the succeeding pages. Unless otherwise indicated, each director has held his or her principal occupation or other positions with the same or predecessor organizations for at least the last five years. There are currently no family relationships among any director, nominee, or executive officer.

Nominees for Class I Directors

Name, Address and Age(1)	Position(s) Held with BM Technologies, Inc.	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director/Nominee During Past 5 Years
Independent Director
John Dolan, Age 67	Director	Class I director since May 2022; term expires 2024	Founder and Manager of Dolan Financial Solutions, LLC, a business strategy and financial consulting firm and loan broker.	None.
Non-independent Director
Aaron Hodari, Age 37(2)	Director	Class I director since January 2021; term expires 2024	Managing Director of Schechter Private Capital, LLC, an investment management company.	None.

____________

(1)      The address for each of Mr. Dolan and Mr. Hurley is c/o 201 King of Prussia Road, Suite 650, Wayne, Pennsylvania 19087.

(2)      Mr. Hodari is not considered an independent director because of his employment with a significant shareholder of the Company.

Independent Director

John Dolan has served as our director since May 2022. Since 2020, Mr. Dolan has served as Founder and Manager of Dolan Financial Solutions, LLC, a business strategy and financial consulting firm and loan broker. From 2015 to 2017, Mr. Dolan was the Founder and Managing Member of Dolan Finance, LLC. Mr. Dolan was Chairman of the Board of Directors of Atlantic Coast Financial Corporation (Nasdaq: ACFC) from 2016 until its acquisition by Ameris Bancorp in 2018. From 2013 to 2018, he also served as Chairman of ACFC’s Audit Committee. From 1980 to 2011, Mr. Dolan was employed by First Commonwealth Financial Corporation (NYSE: FCF) and its predecessor (First Commonwealth) headquartered in Indiana, Pennsylvania. Mr. Dolan most recently served as the President and Chief Executive Officer of First Commonwealth after serving as its Chief Financial Officer for twenty years and was also a director from 2007 to 2011. In these roles, he helped transform First Commonwealth from a bank with $200 million in assets to a NYSE traded bank holding company with $6 billion in assets. Throughout his banking tenure, Mr. Dolan was active in industry groups such as the Financial Services Roundtable, Pennsylvania Bankers Association, and the American Bankers Association. Mr. Dolan is an active angel investor and is experienced in economic development and assisting early-stage companies during their development. He serves on the board of directors of Pratter, Inc., an early-stage company that provides transparency to reduce healthcare costs and has served on several not-for profit boards. Mr. Dolan earned his B.S. in Business Administration with a specialization in accounting from West Liberty University. We believe that Mr. Dolan is qualified to serve as a member of our Board of Directors based on his extensive experience serving banks and financial services companies and experience serving on boards of directors, including on the audit committee, and his substantial industry knowledge.

Non-Independent Director

Aaron Hodari has served as our director since January 2021. Mr. Hodari, a CFP and CIMA, is a Managing Director of Schechter Private Capital, LLC. Aaron Hodari heads the firm’s branch of Private Capital, including deal sourcing, due diligence, deal structuring, and market opportunity identification, and investor relations. Aaron also works directly with ultra-high net worth families bringing them institutional quality investment management and advanced financial planning solutions. He is also instrumental in the development of correlated and non-correlated investment alternatives at Schechter, helping identify investment allocations and manager selection. Prior to joining Schechter, Aaron worked at BlackRock Financial Management in the Institutional Account Management group where he managed relationships with institutional investors including pension funds, foundations & endowments, and family offices. While there, he specialized in customized fixed-income solutions, commodities, and hedge funds. Aaron graduated from the University of Michigan, where he majored in economics and played lacrosse. He is a member of the CAIS Advisory Council. We believe that Mr. Hodari is qualified to serve as a member of our Board of Directors based on his financial and investment management expertise.

Nominee for Class II Director

Name, Address and Age(1)	Position(s) Held with BM Technologies, Inc.	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director/Nominee During Past 5 Years
Independent Director
Michael Pavone, Age 60	Director	Class II director since July 2023; term expires 2025

Chief Executive Officer of Pavone Group, a marketing and advertising group; President and CEO of Vigor, a niche branding and marketing agency since 2021; President and CEO of Eastwest Marketing Group, a shopper marketing/point of sale design agency, since 2021.

None.

____________

(1)      The address for Mr. Pavone is c/o 201 King of Prussia Road, Suite 650, Wayne, Pennsylvania 19087.

Independent Director

Michael Pavone has served as our director since July 2023. Mr. Pavone has been President and CEO of the Pavone Marketing Group, Inc., a holding company comprised of several marketing, branding, advertising, and analytics companies, including Pavone LLC, quench LLC, Varsity LLC, and WildFig Data LLC, since 1992. Mr. Pavone has served as: President and CEO of Vigor, a niche branding and marketing agency focused on the restaurant and hospitality industries since 2021; President and CEO of Eastwest Marketing Group, a shopper marketing/point of sale design agency, since 2021; CEO of WildFig Data, a data analytics consultancy, since 2015; President and CEO of quench agency, a full-service advertising agency focused on CPG — Food and Beverage brands, since 2014; and CEO of Varsity, a full-service advertising agency focusing on senior living and senior health market, since 2007. Mr. Pavone was a finalist for the Ernst & Young’s Entrepreneur of the Year award and has led several of the companies in the Pavone Group to place on Fastest Growing Companies Lists and to win numerous national and international creative and marketing awards. Mr. Pavone is also a member of the Young Presidents’ Organization. We believe that Mr. Pavone is qualified to serve on the Board based on his digital marketing and innovative branding experience, as well as his extensive industry contacts.

Class II Directors (continuing directors not up for re-election at the Annual Meeting)

Name, Address, and Age(1)	Position(s) Held with BM Technologies, Inc.	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director/Nominee During Past 5 Years
Independent Directors
Marcy Schwab, Age 52	Director	Class II director since January 2021; term expires 2025	President and Founder of Inspired Leadership, LLC, a consulting, leadership advisory, and executive coaching services firm.	None.
Mike Gill, Age 72	Director	Class II director since January 2021; term expires 2025	Retired attorney 2016-present.	None.

____________

(1)      The address for each of Ms. Schwab and Mr. Gill is c/o 201 King of Prussia Road, Suite 650, Wayne, Pennsylvania 19087.

Independent Directors

Marcy Schwab has served as our director since January 2021. Ms. Schwab is the President of Inspired Leadership, LLC, which she founded in 2012. Inspired Leadership, LLC provides consulting, leadership advisory, and executive coaching services to Fortune 500 companies, start-ups, federal, state and local agencies, and not-for-profits. Ms. Schwab has also served as principal at thoughtLEADERS, LLC since 2016. From July 2019 to September 2020, Ms. Schwab served of chief of staff to the CEO of Reserve Trust Company part time and served as Vice President of Retail Banking at Sallie Mae from 2010 to 2012. Ms. Schwab served in various roles at Capital One, including Senior Vice President, Consumer Segment Lending from 2008 to 2009, Vice President of Direct Banking from 2007 to 2008, and Senior Business Director of Internet Card from 1998 to 2007. Ms. Schwab brings over 25 years of experience as a senior executive, consultant, facilitator, and leadership coach. Ms. Schwab earned an MBA from The Wharton School of Business and a Bachelor of Science in Engineering from the University of Pennsylvania. We believe that Ms. Schwab is qualified to serve as a member of our Board of Directors based on her experience as a senior leader at several consumer-focused financial services companies.

Mike Gill has served as our director since January 2021. Mr. Gill is a retired attorney who worked as Managing Director Global Complex Contracting at Accenture LLP from 2003 to October 2016. At Accenture LLP, Mr. Gill headed up a team of over 160 attorneys worldwide, specializing in technology, digital, outsourcing, and systems integration transactions and helping to negotiate and close large and complex customer-facing contracts across the world, including in the financial services industry. Prior to working at Accenture, Mr. Gill practiced as a transactional attorney for over 25 years in Kansas City, Missouri specializing in professional services providers, including consultants, accountants, architects, and attorneys. Mr. Gill also has experience in commercial litigation, including malpractice and securities law defense. Mr. Gill earned his BS in Business from University of Missouri and his JD from University of Missouri School of Law. We believe that Mr. Gill is qualified to serve as a member of our Board of Directors based on his legal experience, experience within the financial services industry and significant experience structuring and negotiating complex transactions both domestically and globally.

Class III Directors (continuing directors not up for re-election at the Annual Meeting)

Name, Address and Age(1)	Position(s) Held with the Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director/Nominee During Past 5 Years
Chair
Luvleen Sidhu, Age 38(2)	Founder, Chief Executive Officer and Chair	Class III director since January 2021; term expires 2026	Founder, Chief Executive Officer and President of BankMobile Technologies, Inc. from 2020 to 2021.	None.
Independent Director
Brent Hurley, Age 45	Director	Class III director since January 2021; term expires 2026	Serial investor.	None.

____________

(1)      The address for each of Ms. Sidhu and Mr. Hurley is c/o 201 King of Prussia Road, Suite 650, Wayne, Pennsylvania 19087.

(2)      Ms. Sidhu is not considered an independent director because of her position with the Company.

Chair

Luvleen Sidhu has served as our Founder, Chief Executive Officer and Chair since January 2021 and was the youngest female Founder and CEO to take a company public at the time of listing when she took BM Technologies public in 2021 (NYSE: BMTX). From 2020 to 2021, she served as Founder, Chief Executive Officer, and President of our predecessor, BankMobile Technologies, Inc. and from February 2014 to 2020, served as Founder, Chief Strategy Officer, and President of BankMobile. Ms. Sidhu earned her MBA from the Wharton School of Business of the University of Pennsylvania and her bachelor’s degree from Harvard University. After graduating from Harvard and Wharton she was a management consultant at Booz & Company in their financial services practice. Ms. Sidhu is a recognized leader in the industry and was named one of Crain’s New York Business 2020 40 Under 40 and a “Rising Star in Banking & Finance” and “New York Business 2021 Notable Women on Wall Street.” She was included in Innovative Finance’s “Women in FinTech Powerlist 2020,” named one of PaymentsSource’s “Most Influential Women in Payments: Next” in 2021, recognized by Banking Northeast as one of its New York Women in Banking in 2021, and received the honor of FinTech Woman of the Year by Lendit FinTech for 2019 and again in February 2022 — the first ever two-time winner. Before attending business school at Wharton, she was an analyst at Neuberger Berman and also worked as a director of corporate development at Customers Bank. While at Customers Bank, Ms. Sidhu introduced several growth projects, including partnering with a New York City-based start-up to improve the banking experience through innovative technology. Ms. Sidhu has been featured regularly in the media including CNBC, Bloomberg Radio, Yahoo Finance, Fox News Radio, The Wall Street Journal, Forbes.com, American Banker, Crain’s New York, and FoxNews.com, among others. We believe that Ms. Sidhu is qualified to serve as a member of our Board of Directors based on her extensive experience creating and developing the BMTX (formerly known as BankMobile) platform since our inception and her FinTech experience and insights.

Independent Director

Brent Hurley has served as our director since January 2021. Since July 2016, Mr. Hurley has been a serial angel investor in various technology start-up companies and participated in multiple venture funds. Mr. Hurley has been a member of MFA Investor Holdings, the sponsor of our predecessor Megalith Financial Acquisition Corp., since 2018. From January 2015 to June 2016, Mr. Hurley was Chief Executive Officer and Co-founder of SayMore, a social network start-up company. From November 2011 to January 2015, Mr. Hurley served as Chief Financial Officer of MixBit, Inc. (previously AVOS Systems), a multinational consumer technology company backed by GV (formerly Google Ventures) and NEA. Prior to that, Mr. Hurley was a founding team member of YouTube for four years until its sale to Google, serving as Director of Finance and Operations from 2005 to 2007 and, following the sale to Google, Manager on the YouTube Strategic Partnerships Team. Prior to that, Mr. Hurley was a buyside securities trader and portfolio accountant at Fisher Investments. Mr. Hurley began his career as an intern at PayPal, Inc. when it had less than 25 employees. Mr. Hurley served on the board of directors of MixBit, a private company, from 2014 to 2018, and has served two 3-year terms on the Board of Trustees at Albright College and one term on the Harvard Business School Alumni Board. Mr. Hurley earned his BS in Finance & Philosophy from Albright College and his MBA from Harvard Business School. We believe that Mr. Hurley is qualified to serve as a member of our Board of Directors based on his extensive experience investing in and developing technology start-up companies and his finance and accounting experience.

Identifying and Evaluating Director Nominees

The Board and Nomination and Governance Committee consider many methods for identifying and evaluating potential director nominees. Our Board has not established minimum qualifications for potential director nominees. The Nomination and Governance Committee instead recommends director nominees based on the needs of the Company and circumstances such as the Board’s size, committee composition, and anticipated vacancies and factors including, without limitation, the candidate’s experience, background, qualifications, technical expertise, skill set, previous or concurrent board service, professional ethics and integrity, judgment, and diversity. While the Nomination and Governance Committee does not have a formal diversity policy, it seeks to create a well-balanced Board that combines broad business and industry experience with diverse backgrounds and unique perspectives. The Nomination and Governance Committee also considers whether the candidate would be considered independent under the rules of the SEC, NYSE American, and our Corporate Governance Guidelines.

CORPORATE GOVERNANCE

Our Board has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of its directors and director candidates and corporate governance policies and standards applicable. In addition, our Board has adopted a Code of Business Conduct and Ethics that applies to all our employees, officers, and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics are posted on the Corporate Governance portion of the Company’s website at https://ir.bmtxinc.com/governance/governance-documents/. We will post amendments to our Code of Business Conduct and Ethics or waivers of our Code of Business Conduct and Ethics for directors and officers on the same website.

Board Composition

Our business affairs are managed under the direction of our Board. Our Board consists of seven members, at least a majority of whom qualify as independent within the meaning of the independent director guidelines of the NYSE American. Ms. Sidhu and Mr. Hodari are not considered independent.

Our Board is divided into three staggered classes of directors. At each annual meeting of our stockholders, a class of directors will be elected for a three-year term, to succeed the same class whose term is then expiring (with the exception of Michael Pavone, who will be elected for a one-year term until the Class II directors are elected in 2025), as follows:

•        the Class I directors are Aaron Hodari and John Dolan, and their terms will expire at the annual meeting of stockholders to be held in 2024;

•        the Class II directors are Michael Pavone, Marcy Schwab, and Mike Gill. Mr. Pavone’s term will expire at the annual meeting of stockholders to be held in 2024 and Ms. Schwab and Mr. Gill’s terms will expire at the annual meeting of stockholders to be held in 2025; and

•        the Class III directors are Luvleen Sidhu and Brent Hurley, and their terms will expire at the annual meeting of stockholders to be held in 2026.

Our Charter provides that the Company’s Board will consist of one or more members, and the number of directors may be increased or decreased from time to time by a resolution of the Company Board. Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors. This classification of the Company Board may have the effect of delaying or preventing changes in control of the Company.

Each of the Company’s officers serves at the discretion of the Company Board and will hold office until his or her successor is duly appointed and qualified or until his or her earlier resignation or removal. There are no family relationships among any of the directors or officers of the Company. The Company Board has combined the CEO and Chair of Board positions and has appointed Mike Gill as lead independent director to help management coordinate with the independent directors.

Director Independence

The Company’s Common Stock is listed on the NYSE American. Under the NYSE American rules, independent directors must comprise a majority of a listed company’s board of directors. In addition, the NYSE American rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the NYSE American rules, a director will only qualify as an “independent director” if that director is not an executive officer or employee of the company and, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act and the rules of the NYSE American. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the NYSE American rules.

In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act and under the rules of the NYSE American, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

To be considered independent for purposes of Rule 10C-1 under the Exchange Act and under the rules of the NYSE American, the board of directors must affirmatively determine that the member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

Applying these standards and criteria, our Board periodically reviews our directors’ independence, taking into account all relevant facts and circumstances. Every year, each Board member answers a questionnaire designed to disclose conflicts and related party transactions. For its most recent review, the Board reviewed the questionnaires and considered, among other things, whether each director of the Company has a material relationship with the Company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities.

As a result of this review, the Board determined that each of our current directors, other than Luvleen Sidhu and Aaron Hodari, will be considered an “independent director” as defined under our director independence standards, the listing requirements and rules of the NYSE American and the applicable rules of the Exchange Act as currently in effect. Luvleen Sidhu does not satisfy these independence standards because she is employed as by us as our CEO in addition to her role as a director. Aaron Hodari does not satisfy these independence standards due to his employment by Schechter Private Capital, a significant shareholder.

Board Leadership Structure

We believe that the structure of our Board and its committees will provide strong overall management of the Company.

Board Committees and Composition

The Company Board has an audit committee, compensation committee and nominating and corporate governance committee. The composition and responsibilities of each of the committees of the Board of Directors is described below. Members serve on these committees until their resignation or until as otherwise determined by the Company Board.

Audit Committee

The members of the Company’s audit committee are John Dolan (Chair), Brent Hurley and Marcy Schwab. All members of this committee satisfy the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and rules of the NYSE American. The Company also determined that Mr. Dolan qualifies as an “audit committee financial expert” as defined in the SEC rules and satisfies the financial sophistication requirements of the NYSE American. The audit committee met six times during the 2023 fiscal year and is responsible for, among other things:

•        selecting a qualified firm to serve as the independent registered public accounting firm to audit the Company’s financial statements;

•        helping to ensure the independence and performance of the independent registered public accounting firm;

•        discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent registered public accounting firm, the Company’s interim and year-end financial statements;

•        developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•        reviewing the Company’s policies on and oversees risk assessment and risk management, including enterprise risk management;

•        reviewing related person transactions and policies;

•        reviewing the adequacy and effectiveness of internal control policies and procedures and the Company’s disclosure controls and procedures; and

•        approving or, as required, pre-approving, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

The Company Board has adopted a written charter for the audit committee, which is available on the Company’s website at https://ir.bmtxinc.com/governance/governance-documents/.

Compensation Committee

The members of the Company’s compensation committee are Mike Gill (Chair) and Michael Pavone. All members of this committee satisfy the requirements for independence under the applicable rules and regulations of the SEC and rules of the NYSE American. The compensation committee met seven times during the 2023 fiscal year and is responsible for, among other things:

•        reviewing, approving and determining the compensation of the Company’s officers and key employees;

•        reviewing, approving and determining compensation and benefits, including equity awards, to directors for service on the Company Board or any committee thereof;

•        administering the Company’s equity compensation plans;

•        reviewing, approving and making recommendations to the Company Board regarding incentive compensation and equity compensation plans; and

•        establishing and reviewing general policies relating to compensation and benefits of the Company’s employees.

The Company Board has adopted a written charter for the compensation committee, which is available on the Company’s website at https://ir.bmtxinc.com/governance/governance-documents/.

Nominating and Corporate Governance Committee

The members of the Company’s nominating and corporate governance committee are Brent Hurley (Chair) and Mike Gill. All members of this committee satisfy the requirements for independence under the applicable rules and regulations of the SEC and rules of the NYSE American. The nominating and corporate governance committee met one time during fiscal year 2023 and is responsible for, among other things:

•        identifying, evaluating, and selecting, or making recommendations to the Company Board regarding, nominees for election to our Board and its committees;

•        evaluating the performance of our Board and of individual directors;

•        considering, and making recommendations to the Company Board regarding, the composition of our Board, and its committees;

•        reviewing developments in corporate governance practices;

•        evaluating the adequacy of the corporate governance practices and reporting; and

•        developing, and making recommendations to the Company Board regarding corporate governance guidelines and matters.

Our Board has adopted a written charter for the nominating and corporate governance committee, which is available on our website at https://ir.bmtxinc.com/governance/governance-documents/.

Code of Conduct and Ethics

We have posted our Code of Conduct and Ethics and expect to post any amendments to or any waivers from a provision of our Code of Conduct and Ethics on our website.

Compensation Committee Interlocks and Insider Participation

None of the Company’s officers currently serves, and in the past year has not served, (i) as a member of the compensation committee or the board of directors of another entity, one of whose officers served on the Company’s compensation committee, or (ii) as a member of the compensation committee of another entity, one of whose officers served on the Company Board.

Related Person Policy of the Company

The Company has adopted a formal written policy providing that the Company’s officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of the Company’s capital stock, any member of the immediate family of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related party transaction with the Company without the approval of the Company’s nominating and corporate governance committee, subject to the exceptions described below.

A related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which the Company and any related person are, were, or will be participants in which the amount involves exceeds the lesser of $120,000 or 1% of our average total assets at year-end for the last two completed fiscal years. Transactions involving compensation for services provided to the Company as an employee or director are not covered by this policy.

Under the policy, the Company will collect information that the Company deems reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder, to enable the Company to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under the Code of Conduct, employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

The policy will require that, in determining whether to approve, ratify, or reject a related person transaction, our nominating and corporate governance committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the Company’s best interests and those of our stockholders, as our nominating and corporate governance committee, or other independent body of our Board, determines in the good faith exercise of its discretion.

Our nominating and corporate governance committee has determined that certain transactions will not require the approval of the nominating and corporate governance committee, including certain employment arrangements of officers, director compensation, transactions with another company at which a related party’s only relationship is as a director, non-executive employee or beneficial owner of less than 10% of that company’s outstanding capital stock, transactions where a related party’s interest arises solely from the ownership of our Common Stock and all holders of our Common Stock received the same benefit on a pro rata basis and transactions available to all employees generally.

Communications with Directors

Stockholders and interest parties may communicate with our Committee Chairs and with our non-employee directors by writing to such person or group and directing mail to our Corporate Secretary at BM Technologies, Inc., 201 King of Prussia Road, Suite 650, Wayne, Pennsylvania 19087. The Corporate Secretary will review all such communications and determine whether communications require immediate attention. As appropriate, the Corporate Secretary will forward communications, or a summary of communications, to the appropriate director or directors.

Insider Trading Policy (including Hedging and Pledging Policies)

The Company has adopted an Insider Trading Policy, which provides guidelines with respect to transactions in the securities of the Company and the handling of confidential information about the Company and the companies with which the Company does business. The Board has adopted this policy to promote compliance with federal, state and foreign securities laws that prohibit certain persons who are aware of material nonpublic information about a company from: (i) trading in securities of that company; or (ii) providing material information to other persons who may trade on the basis of that information. This policy applies to all officers of the Company and its subsidiaries, all Board members, and all employees of the Company and its subsidiaries, along with certain contractors and consultants and certain family and household members of persons covered by the policy.

Additionally, the Company has determined that there is a heightened legal risk and/or the appearance of improper or inappropriate conduct if persons subject to the Insider Trading Policy engage in certain types of transactions. Therefore, it is the Company’s policy that any persons covered by the Insider Trading Policy may not engage in the following transactions: short-term trading; short sales; transactions in put options, call options, or other derivative securities on an exchange or other organized market; hedging transactions (through any mechanism, including the use of financial instruments as prepaid variable forwards, equity swaps, collars and exchange funds); and holding Company securities in a margin account or pledging Company securities as collateral for a loan. Additionally, the Company discourages placing standing or limit orders on Company securities, except standing and limit orders under approved Rule 10b5-1 plans.

Director Attendance

Each director is strongly encouraged to attend each annual meeting of stockholders. Four of our directors attended the 2023 annual meeting of stockholders, which was held virtually.

Our corporate governance guidelines provide that directors should be prepared for and attend Board meetings and actively participate in Board discussions. The Board met six times in 2023. Each director attended at least 75% of all board and committee meetings for which the director was a member.

EXECUTIVE OFFICERS

Our executive officers are appointed annually and serve at the pleasure of the Board. The following sets forth the name, age as of the record date, position(s) with the Company and selected biographical information for our executive officers. For biographical information regarding Ms. Sidhu, see “Election of Directors — Class III Directors.”

Name	Age	Position
Luvleen Sidhu	37	Founder, Chief Executive Officer and Chair
James Donahue	52	President
Ajay Asija	58	Chief Financial Officer

James Donahue has served as our President since January 2023. From 2020 to January 2023, he served as our Executive Vice President and Chief Technology Officer. He has a 25-year career in financial services, starting at ADP Brokerage before it spun out in 1998 to create BISYS, which was ADP’s entry into the banking system. He also served in senior positions at Finastra as well as First Republic Bank before joining the Company.

Ajay Asija has served as our Chief Financial Officer since April 6, 2024. Mr. Asija, has over 25 years of experience as an investment banking professional, with significant focus on the financial services and FinTech industry. From 2012 to 2023, Mr. Asija worked for B. Riley Securities (including its predecessor FBR & Co.), where he eventually served as Group Head and Senior Managing Director, Financial Services and FinTech, before his departure. In his career, Mr. Asija has been a strategic advisor to financial services and FinTech companies on mergers and acquisitions, capital raising, and various strategic matters. Mr. Asija started his career in financial services at Lehman Brothers in 1997 and has held a variety of positions with various commercial and investment banks. Mr. Asija holds an MBA in Finance from the Simon School of Business at the University of Rochester, a Masters in Science in Engineering from the University of Massachusetts, Amherst, and a Bachelor of Technology in Engineering from Indian Institute of Technology, New Delhi.

EXECUTIVE COMPENSATION

The following sets forth information about the compensation paid to or accrued by our principal executive officer and our two other most highly compensated persons serving as executive officers for the period ended December 31, 2023. These executives are referred to as our Named Executive Officers (“NEO”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(3)	Bonus ($)		Stock Awards ($)(4)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	All Other Compensation ($)(5)	Total ($)
Luvleen Sidhu	2023	$350,000		$175,175	$645,500	$—	$—	$8,100	$1,178,775
Founder, Chief Executive Officer and Chair	2022	$300,000	$		$59,997	$—	$240,000	$8,100	$608,097

Rajinder Singh	2023	$243,750		$—	$—	$—	$—	$6,188	$249,938
Former Co-Chief Executive Officer(I)

James Donahue	2023	$300,000		$109,200	$484,125	$—	$—	$8,100	$901,425
President	2022	$275,000		$—	$55,001	$—	$110,000	$8,100	$448,101

James Dullinger	2023	$275,000		$110,000	$193,650	$—	$—	$8,100	$581,750
Former Chief Financial Officer(2)

____________

(1)      Mr. Singh served as Co-CEO from March 27, 2023 until August 29, 2023. Grants to Mr. Singh are not included in the table as they were all forfeited upon his departure.

(2)      Mr. Dullinger became Chief Financial Officer effective January 26, 2023. On April 5, 2024, Mr. Dullinger’s employment ended.

(3)      On February 1, 2023, Ms. Sidhu’s salary was increased from $300,000 to $350,000. Mr. Donahue was appointed as President on January 26, 2023, with a base salary of $300,000. On August 5, 2021, Ms. Sidhu’s salary was increased from $275,000 to $300,000. Mr. Donahue was appointed as President on January 26, 2023 with a base salary of $300,000.

(4)      Effective March 31, 2023, the Board granted 200,000 (50% service-based and 50% performance-based) RSUs to Ms. Sidhu, 150,000 (50% service based and 50% performance-based) RSUs to Mr. Donahue, and 60,000 (50% service based and 50% performance-based) RSUs to Mr. Dullinger. Effective March 11, 2022, the Board granted 6,557 service-based RSUs to Ms. Sidhu and 6,011 service-based RSUs to Mr. Donahue.

(5)      All other compensation reflects a 401(K) match for all NEOs.

Narrative Disclosure to the Summary Compensation Table

The compensation paid to Ms. Sidhu and Mr. Donahue in 2023 and 2022, and Mr. Singh and Mr. Dullinger in 2023, consisted of base salary, certain cash bonus incentive compensation, stock awards for past contributions and future performance over the next 3-5 years, and a 401(K) match.

Executive Compensation Program Overview

Elements of Total Direct Compensation and Alignment with Performance

Our executive compensation programs are designed to attract and retain key talent to pursue strategies and implement business plans that promote growth and motivate long-term shareholder value creation. The key components of our NEO’s total direct compensation consist of base salary, annual incentives, and long-term incentives (“LTI”). Target total direct compensation for each NEO is benchmarked relative to similarly sized companies within the consumer finance and application software industries. Each element of annual and long-term incentive compensation is tied to performance and is closely linked to our strategy, growth model, financial objectives, and, ultimately, to continued value creation for our shareholders.

Total Direct Compensation Element	Pay Element	Performance Measures	Strategy and Performance Alignment
Base Salary	Cash	• Individual performance • Contributions based on scope of the role	• Positioned within an appropriate range of market median based on individual performance and contributions
Annual Incentive	Cash or Equity	• Company-wide financial measures and consideration of individual performance	• Rewards annual accomplishment of key financial objectives
Long-Term Incentive	Performance-Based Restricted Stock Units (“PBRSUs”)	• Market Cap Growth • Core EBITDA Growth	• Align executives with shareholder value creation, such that no PBRSUs are earned unless shareholder expectations for growth are met or exceeded
	Time-Based Restricted Stock Units (“TBRUs”)	• Stock Price Appreciation	• Encourages retention of executives, alignment with shareholder value

Target Compensation is at or Below 25th Percentile vs. Market

In setting target compensation levels for the NEOs, the Compensation Committee reviews publicly disclosed data provided by its compensation consultant, Pearl Meyer, with respect to companies within the consumer finance and application software industries, with annual revenues within a reasonable range of BM Technologies. In setting target compensation levels, the Compensation Committee considers this data as well as BM Technologies’ compensation philosophy, which emphasizes at risk incentive compensation in the form of annual and long-term incentives. Versus the compensation data, aggregate base salaries for the NEOs were positioned below the 25th percentile, and the 2024 long-term incentive grants (which are further described below) were also positioned below the 25th percentile.

Significant Percentage of Executive Pay is At Risk and Set to Robust Financial Targets

Since NEO compensation is paid primarily in the form of annual and long-term incentive awards, a significant percentage of executive pay is at risk and variable based on the annual and long-term performance of the Company. Performance-Based Restricted Stock Units (“PBRSUs”), which comprise 50% of the long-term incentive award, will only be paid if 3 to 5-year financial targets are achieved. Time-Based Restricted Stock Units (“TBRSUs”), which comprise the remaining 50% of the long-term incentive award and vest ratably over a three- or four-year period, derive their value directly from the Company’s common stock price appreciation, which in the long-term, reflects Company performance and is directly linked to shareholder returns.

•        Performance-Based Restricted Stock Units:    Will not be paid/earned if the Company’s performance does not meet the threshold performance requirement for the three to five-year period. For the PBRSUs granted in fiscal year 2024, the threshold performance requirement includes doubling the market capitalization (as of the grant date) and achieving Trailing 12-month Core EBITDA of $20M, which is the same goal as approved by the Compensation Committee for the 2023 grant (based on an adjusted view of financials assuming the federal funds interest rate at the time of the equity grant).

•        Time-Based Restricted Stock Units:    Value can decline significantly from the grant date to the extent that Company performance declines and common stock price falls.

Long-Term Incentive Program Overview

The Company has periodically granted long-term incentives to NEOs from the 2020 Equity Incentive Plan (the “2020 Plan”) in the form of PBRSUs, which are tied to the achievement of Company financial objectives over a three-year to five-year period, and TBRSUs, which vest ratably over a four-year period. The PBRSUs are subject to the achievement of targeted growth levels of the Company’s market capitalization and Core EBITDA.

The Company made LTI awards under the 2020 Plan to NEOs in fiscal years 2023 and 2024. In fiscal year 2022, BM Technologies did not provide any LTI awards to NEOs; the amounts provided in the Stock Awards column of our Summary Compensation table for 2022 represent the portion of the annual bonus that was paid in TBRSUs, which vest ratably over a three-year period.

On February 6, 2024, Ms. Sidhu and Mr. Donahue entered into a letter agreement with the Company (the “RSU Cancellation Agreement”), pursuant to which each of Ms. Sidhu and Mr. Donahue and the Company mutually agreed to the cancellation of the unvested performance-based restricted stock unit awards previously granted to the Covered Executives effective as of September 30, 2021. The RSU Cancellation Agreement was entered into by each of Ms. Sidhu and Mr. Donahue in consideration for their continued employment and for the Company’s issuance of new performance-based restricted stock units, which have substantially identical performance goals as the 2021 awards.

On February 5, 2024, the Company granted the following LTI awards to Ms. Sidhu and Mr. Donahue. For each of the LTI awards, we have shown the grant date fair value (accounting value on the date of grant) as well as the grant date fair value annualized over the vesting periods of the TBRSUs and PBRSUs (four years and three years, respectively). As our LTI program has provided for periodic, rather than regular annual grants, the Compensation Committee believes this is an important metric to consider with respect to the total annualized value of the program at target levels of performance.

A significant proportion of the LTI awards for the executive team are subject to the achievement of market capitalization and Core EBITDA goals; and to the extent that the goal levels under the outstanding PBRSUs are not achieved during the service period, the awards are forfeited.

Executive Name	Title	2024 LTI Grants		Grant Date Fair Value(1)	Annualized Value at Grant(2)
		TBRSUs	PBRSUs
Luvleen Sidhu	Chief Executive Officer	100,000	100,000	$373,500	$107,667
James Donahue	President	50,000	50,000	$186,750	$53,833

____________

(1)      Grant date fair value assumes stock price of $2.02 for TBRSUs and 50% of PBRSUs subject to Core EBITDA goal, and Monte-Carlo valuation of 1.41 for 50% of PBRSUs subject to market capitalization goal.

(2)      Grant Date Fair Value annualized over the vesting periods of the TBRSUs (four years) and PBRSUs (three years).

Employment Agreements

Ms. Sidhu’s, Mr. Donahue’s, and Mr. Asija’s Employment Agreements

We currently have employment agreements in place with Ms. Sidhu, our Founder and Chief Executive Officer, James Donahue, our President, and Ajay Asija, our Chief Financial Officer, who assumed this role on April 6, 2024. Our former Chief Financial Officer Mr. Dullinger’s employment agreement expired by its terms on April 5, 2024.

Ms. Sidhu’s employment agreement, effective January 4, 2021, has an initial term of two years, and automatically renews thereafter for successive two-year periods unless either the Company or the executive give written notice to the other at least sixty (60) days prior to the end of the applicable term. Ms. Sidhu’s employment agreement provides for immediate vesting of any equity incentive interests if terminated by the Company without cause or terminated by the executive for good reason. Mr. Donahue’s employment agreement, dated September 15, 2021, has a term of one year and automatically renews thereafter for successive one-year periods unless either the Company or the executive give written notice to the other at least sixty (60) days prior to the end of the applicable term. Mr. Donahue’s employment agreement provides for immediate vesting of any equity incentive interests if terminated by the Company without cause or terminated by the executive for good reason. Mr. Asija’s employment agreement, effective February 5, 2024, has a term of one year and automatically renews thereafter for successive one-year periods unless either the Company or the executive give written notice to the other at least sixty (60) days prior to the end of the applicable term. Mr. Asija’s employment agreement provides for immediate vesting of any equity incentive interests if terminated by the Company without cause or terminated by the executive for good reason.

Ms. Sidhu and Messrs. Donahue, and Asija are each entitled to receive an annual base salary of at least $350,000, $300,000 and $275,000, respectively, pursuant to their respective employment agreements, and incentive compensation in an amount, in such form, and at such time as approved by our Board. Such incentive compensation may take the form of cash payments, stock, stock appreciation awards, restricted stock units or stock options.

Each executive is entitled to receive severance compensation in the event of a termination of the executive’s employment by the Company without cause or by the executive for good reason in an amount equal to the sum of the executive’s then-current base salary plus the average of the annual performance bonus (consisting of both cash and other incentive compensation, but excluding the Company match of any deferred compensation) provided to the executive with respect to the three (3) fiscal years of the Company immediately preceding the fiscal year of termination, for the greater of two (2) years (in the case of Ms. Sidhu) or one (1) year (in the case of Mr. Donahue and Mr. Asija) or the period of time remaining in the applicable term, paid in equal installments on the normal pay dates following separation from service with the Company, subject to execution of a release of claims. Each executive is also eligible for employee benefits and shall be entitled to a fraction of any bonus for the fiscal year of the Company within which such executive’s termination of employment occurs which, based upon the criteria established for such bonus, would have been payable to the executive had the executive remained employed through the date of payment.

Mr. Dullinger’s Amended Employment Agreement and Departure

Pursuant to an employment agreement dated January 26, 2023, James Dullinger began serving as the Company’s Chief Financial Officer, with a base salary of $275,000. This agreement’s term was initially one year, ending on January 26, 2024. On November 1, 2023, Mr. Dullinger’s employment agreement was amended with the Board’s approval to extend the term of his employment through March 31, 2024. On February 5, 2024, Mr. Dullinger provided notice, and Mr. Dullinger and the Company mutually agreed not to renew his employment agreement. To facilitate the transition in chief financial officers, the Board approved an extension of Mr. Dullinger’s service as Chief Financial Officer on March 26, 2024, and the employment agreement was further amended to provide for Mr. Dullinger’s employment as Chief Financial Officer of the Company through April 5, 2025, payment of an extension bonus, payment for earned but unused paid time off, and deletion of non-compete restrictions.

On April 5, 2024, Mr. Dullinger departed the Company, with Mr. Asija replacing him as Chief Financial Officer. Mr. Dullinger is entitled to a 2023 incentive bonus of $110,000 (the “Bonus”), payable, at the discretion of the Company in either: (i) cash; (ii) shares of the Company’s common stock pursuant to the Company’s 2020 Executive Incentive Plan with a vesting date fair value of $110,000 (with Mr. Dullinger having the option to have shares withheld to satisfy any tax obligation resulting from the vesting of the shares); or (iii) a combination of (i) and (ii).

Outstanding Equity Awards at December 31, 2023

Name	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares of Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested (#)
Luvleen Sidhu	579,371	$3,569,663	—	$—
Rajinder Singh	0	$0	—	$—
James Donahue	214,007	$982,258	—	$—
Ajay Asija	0	$0	—	$—
James Dullinger	69,333	$261,045	—	$—

2020 Plan

Our 2020 Plan, which became effective upon the closing of the Business Combination (as defined later in this proxy), provides for the grant of incentive stock options, or ISOs, nonstatutory stock options, or NSOs, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based stock awards, and other forms of equity compensation, or collectively, stock awards. Additionally, the 2020 Plan provides for the grant of performance cash awards. ISOs may only be granted to employees. All other awards may be granted to employees, including officers, non-employee directors and consultants of the Company and its affiliates. The Plan Administrator can structure awards so that stock or cash will be issued or paid pursuant to such award only after the achievement of certain performance goals during a designated performance period.

The aggregate number of shares of Common Stock that may be issued pursuant to stock awards under the 2020 Plan, as amended, would approximate 20% of the issued and outstanding shares of our common stock as of the record date.

The maximum number of shares of Common Stock subject to awards granted under the 2020 Plan or any other equity plan maintained by us during any single fiscal year to any non-employee director, taken together with any cash fees paid to the director during the year, will not exceed $300,000 in any calendar year.

Director Compensation

Our Board adopted, non-employee director compensation plan provides that we pay our non-employee directors an annual fee of up to $20,000, paid in quarterly installments. We also reimburse our directors for their reasonable out of pocket expenses related to their services as a member of our board of directors. In addition, our non-employee directors are also eligible to receive shares of stock pursuant to the 2020 Plan.

The following table sets forth information regarding compensation earned during the fiscal year ended December 31, 2023 by each of our non-employee directors:

Name	Fees Paid in Cash ($)	Fees Paid in Stock ($)	Total ($)
John Dolan	$10,000	$0	$10,000
Mike Gill	$10,000	$0	$10,000
Aaron Hodari	$10,000	$0	$10,000
Brent Hurley	$10,000	$0	$10,000
Michael Pavone(1)	$0	$0	$0
A.J. Dunklau(2)	$10,000	$0	$10,000
Marcy Schwab	$10,000	$0	$10,000

____________

(1)      Mr. Pavone joined the Board of Directors on July 11, 2023.

(2)      Mr. Dunklau departed the Board of Directors on July 11, 2023.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions since January 1, 2022 to which we have been a party, in which the amount involved in the transaction exceeded the lesser of $120,000 or 1% of our average total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change of control, and other arrangements, which are described under the section entitled “Executive Compensation.” For the purposes of this section, “Megalith” refers to Megalith Financial Acquisition Corp. prior to the merger of Bankmobile Technologies, Inc. with an into MFAC Merger Sub Inc., a subsidiary of Megalith, (the “Business Combination”). “Sponsor” refers to MFA Investor Holdings, LLC, sponsor of Megalith. In connection with closing of the Business Combination on January 4, 2021, Megalith changed its name to BM Technologies, Inc.

Related Person Policy

Our code of ethics requires us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our Board (or the appropriate committee of our Board) or as disclosed in our public filings with the SEC. Under our code of ethics, conflict of interest situations includes any financial transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) involving us.

In addition, our audit committee, pursuant to its charter, is responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present is required in order to approve a related party transaction. A majority of the members of the entire audit committee constitutes a quorum. Without a meeting, the unanimous written consent of all the members of the audit committee is required to approve a related party transaction.

Customers Bank

Prior to the Business Combination, we were a wholly owned subsidiary of Customers Bank, which is the wholly owned bank subsidiary of Customers Bancorp, Inc.

Luvleen Sidhu is the daughter of Jay Sidhu. Ms. Sidhu has served as our Founder and Chief Executive Officer since 2020 and was previously our Founder, President, and Chief Strategy Officer.

Jay Sidhu is the Chairman & CEO of Customers Bancorp and Executive Chairman of Customers Bank. He also served the Executive Chairman of the board of directors of Megalith through August 7, 2020, and was a controlling member of the Sponsor.

Samvir Sidhu is Vice Chair and President of Customers Bancorp and President and CEO of Customers Bank. He also served on the board of directors of Megalith and was a member of the Sponsor. Mr. Samvir Sidhu is the son of Mr. Jay Sidhu and brother of Ms. Sidhu.

Deposit Servicing Agreements

On January 4, 2021, we entered into a Deposit Processing Services Agreement with Customers Bank, which provided that Customers Bank would establish and maintain deposit accounts and other banking services in connection with customized products and services offered by us, and we would provide certain other related services in connection with the accounts. Customers Bank retained any and all revenue generated from the funds held in the deposit accounts and, in exchange, paid us a 3% servicing fee based on average monthly deposit balances, subject to certain contractual adjustments, and a monthly interchange fee equal to all debit card interchange revenues on the demand deposit accounts.

On November 7, 2022, the Company and Customers Bank entered into the DPSA Amendment to extend the Deposit Processing Services Agreement termination date to the earlier of the Company’s successful completion of the transfer of the Company’s serviced deposits to a new partner bank or June 30, 2023. The DPSA Amendment also removed Customers Bank’s obligation to pay certain interchange revenues. The other terms of the Deposit Servicing Agreement remained in effect through the new termination date. On March 22, 2023, the Company and Customers

Bank entered into the DPSA Second Amendment, which, among other things, extended the termination date of the Deposit Processing Services Agreement until the earlier of (i) the transfer of the Company’s serviced deposits to a sponsor bank; or (ii) June 30, 2024; and revised the fee structure of the Deposit Processing Services Agreement. The other terms of the Deposit Processing Services Agreement, as amended by the DPSA Amendment, remain in effect through the new termination date. On August 18, 2023, the Company and Customers Bank entered into the DPSA Third Amendment, which extended the termination date of the Deposit Processing Services Agreement until the earlier of (i) the transfer of the Company’s Higher Education serviced deposits to a Durbin-exempt partner bank; or (ii) April 15, 2025.

On March 22, 2023, the Company and Customers Bank entered into the 2023 Deposit Servicing Agreement, under which, effective March 31, 2023, the Company will perform, on behalf of Customers Bank, Customer Bank’s services, duties, and obligations under an agreement by and between Customers Bank and a BaaS partner that are not required by Applicable Law (as defined in the 2023 Deposit Servicing Agreement) to be provided by an FDIC insured financial institution. The obligations of the Company and Customers Bank under the 2023 Deposit Servicing Agreement are similar to those under the Deposit Processing Services Agreement; provided, however, that (i) as of March 31, 2023, the 2023 Deposit Servicing Agreement and not the Deposit Processing Services Agreement shall govern the terms, conditions, roles, responsibilities, duties, and obligations of the Company and Customers Bank with respect to the agreement with the BaaS partner and the Depositor Accounts (as defined in the 2023 Deposit Servicing Agreement); (ii) the Deposit Processing Services Agreement is amended to the extent necessary or advisable to effect the same, including, without limitation, such that “Depositor” under the Deposit Processing Services Agreement shall not include any customer of the BaaS partner (as described in the related agreement); and (iii) there is a different fee structure under the 2023 Deposit Servicing Agreement from that set forth in the Deposit Processing Services Agreement. The initial term of the 2023 Deposit Servicing Agreement continues until February 24, 2025, and will automatically renew for additional one-year terms unless either party gives written notice of non-renewal at least 180 days prior to the expiration of the then-current term. The 2023 Deposit Servicing Agreement may be terminated early by either party upon material breach, upon notice of an uncured objection from a regulatory authority, or by the Company upon 120 days’ written notice upon the satisfaction of certain conditions.

As compensation under the 2023 Deposit Servicing Agreement, Customers Bank retains any and all revenue generated from the funds held in the deposit accounts, and Customers Bank will pay the Company monthly servicing fees as set forth in the 2023 Deposit Servicing Agreement. In addition, the Company will have the right to retain all revenue generated by or from the Depositor Accounts (as defined in the 2023 Deposit Servicing Agreement), including, but not limited to, fees and all other miscellaneous revenues. The Company also shall retain all fees (including without limitation, interchange fees), and charges generated by its ATMs and from its payment processing services. The Company will be solely liable for any and all fees, expenses, costs, reimbursements, and other amounts that are or may become due and payable under the agreement with the BaaS partner.

Other

On November 29, 2021, the Company entered into an agreement with Customers Bank which terminated the $10.0 million letter of credit and gave the Company the right to any shares that were forfeited as part of the January 4, 2021 Share-Based Compensation Award. During the twelve months ended December 31, 2022, 26,500 forfeited shares were reacquired by the Company from Customers Bank.

On April 20, 2022, the Company entered into a Special Limited Agency Agreement (“SLA”) with Customers Bank that provides for marketing assistance from the Company for originating consumer installment loans funded by Customers Bank. In consideration for this marketing assistance, the Company receives certain fees specified within the SLA which are recorded as a component of Other revenue within the Consolidated Statements of Loss in the Company’s Annual Report on Form 10-K. During the twelve ended December 31, 2022, less than $0.1 million of revenue was realized under the SLA. The SLA expired on December 31, 2022.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of our common stock by:

•        each person known by us to be the beneficial owner of more than 5% of any class of our common stock;

•        all named executive officers and directors of the Company.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

In the table below, percentage ownership is based on 12,052,560 shares of common stock outstanding as of April 26, 2024. When applicable, the table below includes the Common Stock underlying any Placement Warrants because these securities are exercisable.

Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. Unless otherwise noted, the business address of each of the following entities or individuals is 201 King of Prussia Road, Suite 650, Wayne, PA 19087.

Beneficial Ownership Table

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	% of Class
Directors and Named Executive Officers
Luvleen Sidhu	700,321	5.8%
Rajinder Singh	—	—
James Donahue	76,372	*
Ajay Asija	—	—
James Dullinger(1)	10,333	*
John Dolan	1,000	*
Mike Gill	2,000	*
Aaron Hodari(2)	11,000	*
Brent Hurley	213,631	1.8%
Michael Pavone	—	—
Marcy Schwab	2,000	*
All executive officers and directors as a group (11 individuals)	1,016,657	8.4%

Greater than Five Percent Holders:
Schechter Private Capital Funds(3)	3,224,100	26.7%
Pacific Ridge Capital Partners, LLC(4)	645,768	5.4%
Veradace Partners L.P.(5)	659,102	5.5%
Walleye Capital LLC(6)	630,582	5.2%
Bhanu Choudhrie(7)	1,997,289	16.6%

____________

*        Less than 1%

(1)      Beneficial ownership for James Dullinger provided as of April 2, 2024, the date of his last Form 4 filing prior to departure.

(2)      Mr. Hodari has indirect interest in the shares of common stock of the Company through his ownership of membership interests in Schechter Private Capital, LLC, but does not have voting or dispositive control over the shares and disclaims ownership of any of the shares of common stock of the Company held by Schechter Private Capital Fund I, LLC. Share amounts are according to Form 4 filed September 27, 2022.

(3)      According to a Form 3 filed with the SEC on February 3, 2021, includes 924,423 shares held by Schechter Private Capital Fund I, LLC — Series Q and 988,176 shares held by Schechter Private Capital Fund I, LLC — Series Q2, 633,892 warrants held by Schechter Private Capital Fund I, LLC — Series Q and 677,609 warrants held by Schechter Private Capital Fund I, LLC — Series Q2. Schechter Private Capital Fund I, LLC is managed by Schechter Private Capital, LLC. Decisions regarding the voting or disposition of the shares held by the foregoing are made by the President of Schechter Private Capital, LLC,

Marc Schechter. Mr. Hodari disclaims ownership of any of the shares of common stock of the Company held by Schechter Private Capital Fund I, LLC. The address of Schechter Private Capital Fund I, LLC — Series Q and Schechter Private Capital Fund I, LLC — Series Q2 is 251 Pierce Street, Birmingham, MI 48009.

(4)      According to a Schedule 13G/A filed with the SEC on February 12, 2024, Pacific Ridge Capital Partners, LLC, as investment adviser, has dispositive power over 645,768 shares of common stock. The address of the principal business office of the reporting person is 4900 Meadows Rd, Suite 320, Lake Oswego, OR 97035.

(5)      According to a Schedule 13G/A filed with the SEC on February 14, 2024, Veradace Partner L.P., as investment advisor, has dispositive power over 659,102 shares of common stock. The address of the principal business office of the reporting person is 2626 Cole Avenue, Suite 300, Dallas, Texas, 75204.

(6)      According to a Schedule 13G/A filed with the SEC on February 24, 2023, Walleye Capital LLC, as investment advisor, has dispositive power over 630,582 shares of common stock. The address of the principal business office of the reporting person is 2800 Niagara Lane N, Plymouth, Minnesota, 55447.

(7)      According to records obtained from the Company’s transfer agent, Mr. Choudhrie is the beneficial owner of 392,769 shares of our common stock and warrants to purchase 1,604,520 shares of the Company’s common stock. Mr. Choudhrie may own additional securities not ascertainable by the Company from the transfer agent’s records.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of our Common Stock, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors, and greater than 10% stockholders also are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the Company’s review of Forms 3, 4 and 5 filed by such persons and information provided by the Company’s directors and officers, the Company believes that during the year ended December 31, 2023, all Section 16(a) filing requirements applicable to such persons were met in a timely manner, with the following inadvertent exceptions: four late Form 4s were filed on January 9, 2023, on behalf of our officers, Luvleen Sidhu and James Donahue, and former officers, Robert Ramsey and Robert Diegel, to report the vesting of restricted stock units and withholding of shares to satisfy tax obligations, along with additional restricted stock unit awards; two late Form 3s were filed on February 15, 2023, on behalf of our former officer Rajinder Singh and officer Warren Taylor to report their initial statements of beneficial ownership of shares of common stock; one late Form 4 was filed on March 17, 2023, on behalf of our former officer James Dullinger to report the vesting of restricted stock units and withholding of shares to satisfy tax obligations; one late Form 4 was filed on April 17, 2023, on behalf of our former officer James Dullinger to report the vesting of restricted stock units and withholding of shares to satisfy tax obligations; two late Form 4s were filed on April 26, 2023, on behalf of our officers Luvleen Sidhu and James Donahue to report their restricted stock unit awards; one late Form 4 was filed on June 27, 2023, on behalf of our former officer James Dullinger to report his report the vesting of restricted stock units and withholding of shares to satisfy tax obligations; and four late Form 4s (due in November 2023) were filed on February 13, 2024 on behalf of our officer Luvleen Sidhu, James Donahue and Warren Taylor, and former officer, James Dullinger, to report the vesting of restricted stock units and withholding of shares to satisfy tax obligations.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM

Our Audit Committee has selected KPMG LLP (“KPMG”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. On July 22, 2022, the Audit Committee appointed KPMG as the Company’s independent registered public accounting firm. The Company has been advised by KPMG that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its affiliates, in any capacity. One or more representatives of KPMG is expected to be present at this year’s Annual Meeting with an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

Although the submission of the appointment of KPMG is not required by the Company’s bylaws or otherwise, the Board is submitting it to the shareholders for ratification to ascertain their views. If the shareholders do not ratify the appointment, we will not be bound to seek another independent registered public accountant for 2024, but the selection of other independent registered public accounting firms will be considered in future years. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year, if it determines that such a change would be in the best interests of the Company and our shareholders. The Company’s Audit Committee, is presently conducting a request for proposals (“RFP”) process which may result in the selection of an independent registered public accounting firm from among the RFP participants (including KPMG) for purposes of the fiscal year ended December 31, 2024, which determination has not yet been finalized.

The shares represented by your proxy will be voted “FOR” the ratification of the selection of KPMG unless you specify otherwise.

Audit and Other Fees Paid to Independent Registered Public Accounting Firm

We have paid or expect to pay the following fees to KPMG for work performed in 2023 and 2023 or attributable to the audit of our 2022 and 2023 consolidated financial statements.

	Fiscal Year Ended December 31, 2022	Fiscal Year Ended December 31, 2023
Audit Fees paid to KPMG	$615,000	$1,090,000
Audit-Related Fees paid to KPMG	75,000	90,000
Tax Fees paid to KPMG	—	—
All Other Fees paid to KPMG	—	—
TOTAL FEES PAID TO KPMG	$690,000	$1,180,000

Audit Fees.    Audit fees include fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements and that generally only the independent accountant can provide. In addition to fees for the audit of our annual financial statements, and the review of our quarterly financial statements in accordance with generally accepted auditing standards, this category contains fees for comfort letters, consents, and assistance with and review of documents filed with the SEC.

Audit-Related Fees.    Audit-related fees are assurance related services that traditionally are performed by the independent accountant, not included in the Audit Fees category above, including statutory audits.

Tax Fees.    Tax fees include corporate and subsidiary compliance and consulting.

All Other Fees.    Fees for other services would include fees for products and services other than the services reported above, including any non-audit fees.

Pre-Approval Policies and Procedures

The Audit Committee has established, and our Board of Directors has approved, a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by KPMG, the Company’s independent registered accounting firm. The policy requires that the Audit Committee pre-approve the audit and non-audit services performed by the independent registered accounting firm in order to assure that the provision of such services does not impair the firm’s independence.

Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered accounting firm to management.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2 TO RATIFY THE
APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AUDIT COMMITTEE REPORT(1)

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2023.

In executing its responsibilities, the Audit Committee has reviewed and discussed our audited financial statements for fiscal year 2023 with our management. The Audit Committee also has discussed with KPMG, our independent registered public accounting firm for fiscal year 2023, the matters required to be discussed by PCAOB Auditing Standard No. AS 1301, “Communications with Audit Committees” and the SEC. In addition, the Audit Committee has received written disclosures and a letter from our independent registered public accounting firm delineating all relationships between them and us, consistent with the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with them matters pertaining to their independence.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the fiscal year 2023 audited financial statements be included in the Company’s Annual Report on Form 10-K for filing with the SEC. The Audit Committee and Board of Directors have also recommended the selection of KPMG LLP as our independent auditor for the fiscal year 2024.

From the members of the Audit Committee:

John Dolan (Chair)

Brent Hurley

Marcy Schwab

April 29, 2024

____________

(1)     The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

OTHER BUSINESS

The Board of Directors knows of no other business to be presented for action at the 2024 Annual Meeting of Stockholders. If any matters do come before the meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the meeting. The submission of a proposal does not guarantee its inclusion in our proxy statement or presentation at the meeting unless certain securities law requirements are met.

You are cordially invited to participate in the 2024 Annual Meeting of Stockholders. Whether or not you plan to participate in the meeting, you are requested to indicate your vote as to the matters to be acted on at the meeting by following the instructions provided in the enclosed proxy card or voting instruction form.

By order of the Board of Directors,

Ajay Asija
Chief Financial Officer
Wayne, Pennsylvania
April 29, 2024

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Mobile or Internet * QUICK * EASY * IMMEDIATE IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail BM Technologies, Inc. Your Mobile or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on June 19, 2024. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend the annual meeting, visit: https://cstproxy.com/bmtechnologies/2024 MOBILE VOTING – On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY Please mark your votes like this THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. Election of Directors FOR all Nominees listed to the left WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left) Ratification of appointment of KPMG LLP as independent registered public accounting firm. AGAINST ABSTAIN John Dolan Aaron Hodari Michael Pavone (Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above) Note: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the 2024 annual meeting or any adjournment or postponement thereof. CONTROL NUMBER Signature_________________________________ Signature, if held jointly____________________________________ Date_____________2024. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders To view the 2024 Proxy Statement, 2023 Annual Report and to Attend the Annual Meeting, please go to: https://www.cstproxy.com/bmtechnologies/2024 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS BM Technologies, Inc. The undersigned appoints Luvleen Sidhu and Ajay Asija, and each as proxies, each with the power to appoint his or her substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of BM Technologies, Inc. held of record by the undersigned at the close of business on April 26, 2024 at the Annual Meeting of Stockholders of BM Technologies, Inc. to be held on June 20, 2024, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE THREE NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued, and to be marked, dated and signed, on the other side)